Exhibit 10.1

FIRST Amendment to CREDIT and guaranty Agreement

This First Amendment to Credit and Guaranty Agreement (this “Amendment”) is entered into as of January 30, 2017 (the “First Amendment Effective Date”) by and among RLJ ENTERTAINMENT, INC., a Nevada corporation (“Parent Borrower”), certain subsidiaries of Parent Borrower party hereto (“Guarantors”), and Digital Entertainment Holdings LLC (“DEH”), as Administrative Agent and Lender.

RECITALS

WHEREAS, Parent Borrower, the Guarantors and DEH, in its capacities as Lender, Administrative Agent and Collateral Agent, entered into that certain Credit and Guaranty Agreement, dated as of October 14, 2016 (the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Administrative Agent and Lender make certain amendments to the Credit Agreement as set forth in this Amendment, so as to, among other things, provide an incremental Tranche A Term Loan Commitment; and

WHEREAS, the Administrative Agent and Lender are willing to execute and deliver this Amendment on the terms and conditions hereafter set forth and provide the incremental Tranche A Term Loan Commitment in the amount of $8,000,000 on the First Amendment Effective Date.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions.Unless otherwise defined in this Amendment, any and all initially capitalized terms set forth in this Amendment shall have the meaning ascribed thereto in the Credit Agreement.

2.Amendments to Credit Agreement.Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined term in appropriate alphabetical order:

““First Amendment” means the First Amendment to the Agreement, dated as of January 30, 2017.”

““First Amendment Effective Date” means January 30, 2017.”

““Incremental Tranche A Term Loan” means the incremental loan made by a Lender to Parent Borrower pursuant to Section 2.1(a)(ii), which, for the avoidance of doubt, shall be a Tranche A Term Loan as of the First Amendment Effective Date.”

““Incremental Tranche A Term Loan Commitment” means the incremental amount of the Tranche A Term Loan Commitment that Lender agrees to make available to Parent Borrower on the First Amendment Effective Date, which, for the avoidance of doubt is equal to $8,000,000.  Other than for purposes of Section 2.1(a), the Incremental Tranche A Term Loan Commitment shall otherwise constitute a Tranche A Term Loan Commitment as of the First Amendment Effective Date.”

(b)Section 1.1 of the Credit Agreement is hereby amended by deleting the following terms where they appear in their entirety and replacing such terms with the following terms in appropriate alphabetical order:

““Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Credit Parties on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income (excluding for such purposes the net income for such period of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting), plus (b) Consolidated Interest Expense, plus (c) provisions for taxes based on income, plus (d) total depreciation expense, plus (e) total amortization expense (excluding content amortization net of step up amortization in connection with fair value purchase accounting), plus (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), (but, in each case of the foregoing clauses (a) through (f), excluding with respect to periods prior to a UK Production Entity Inclusion Date, any of the foregoing with respect to such UK Production Entity Group), plus (g) with respect to any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting the greater of (x) the amount of dividends or distributions or other payments that are actually paid in cash by such Person to a Credit Party in respect of such period and (y) an amount equal to the proportion of those items described in clause (x) above relating to such person corresponding to a Credit Party’s proportionate share of such Person’s Consolidated Net Income for such period, to the extent not included in calculating Consolidated Net Income, plus (h) other items consented to by the Agent in writing in its sole discretion (for the avoidance of doubt, with respect to the calculation of Consolidated Adjusted EBITDA for the Fiscal Year ending December 31, 2016, the Agent hereby approves the following items as such have been disclosed to Agent prior to the Closing Date in the financial model submitted to Agent by Borrower on July 21, 2016: (i) quality of earnings adjustments, including the effect of discontinued operations and foreign exchange and (ii) extraordinary, unusual or non-recurring expenses, losses and charges); minus (ii) the sum, without duplication of the amounts for such period of (x) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus (y) other income.”

““Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Credit Parties on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, and (iii) provisions for current taxes based on income of Credit Parties and payable in cash with respect to such period; provided, that for the Fiscal Year ending December 31, 2019, the calculation of Consolidated Fixed Charges will exclude the interest and principal owed under the Tranche A Term Loan as of the Closing Date and 50% of the principal and interest owed under the Incremental Tranche A Term Loan.”

““Tranche A Term Loan Maturity Date” means June 30, 2019.”

(c)Section 2.1 of the Credit Agreement is hereby amended and restated as follows:

“Term Loans

.

(a)

Term Loan Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees to make, (i) on the Closing Date, Term Loans to Parent Borrower in an amount equal to such Lender’s Term Loan Commitment and (ii) on the First Amendment Effective Date, an Incremental Tranche A Term Loan to Parent Borrower in an amount equal to such Lender’s Incremental Tranche A Term Loan Commitment.  Parent Borrower may make only one borrowing under each of the Term Loan Commitment and Incremental Tranche A Term Loan Commitment, which shall be on the Closing Date and the First Amendment Effective Date, respectively.  Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 2.8, 2.9 and 2.10, all outstanding amounts owed hereunder with respect to (i) the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date and (ii) the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date.  Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.  Lender’s Incremental Tranche A Term Loan Commitment shall terminate immediately and without further action on the First Amendment Effective Date after giving effect to the funding of such Lender’s Incremental Tranche A Term Loan Commitment.

(b)	Borrowing Mechanics for Term Loans.
(i)

Parent Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than three (3) Business Days prior to the Closing Date with respect to the Term Loans made on the Closing Date (or such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.  In connection with the First Amendment and with respect to the Incremental Tranche A Term Loans, the Funding Notice shall be delivered to Administrative Agent at such time as Administrative Agent reasonably requests, and in any event, no earlier than three (3) Business Days prior to the First Amendment Effective Date.
(ii)

Each Lender shall make its Term Loan available to Administrative Agent not later than 10:30 am (New York City time) on the Closing Date, or the First Amendment Effective Date, as applicable, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.

(iii)

Upon satisfaction or waiver of the conditions precedent specified herein or in the First Amendment, as applicable, Administrative Agent shall make the proceeds of the Term Loans available to Parent Borrower on the Closing Date or the First Amendment Effective Date, as applicable, by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to any account of Parent Borrower as may be designated in writing to Administrative Agent by Parent Borrower.”

(d)Section 5.1(l) of the Credit Agreement is hereby amended by deleting the phrase “FTI Consulting” and replacing such phrase with the words “Scott Valuation LLC.”

(e)Section 6.7(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Senior Leverage Ratio. Parent Borrower shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Year set forth below, beginning with the Fiscal Year ending December 31, 2016 to exceed the correlative ratio indicated:

Fiscal Year Ending	Senior Leverage Ratio
December 31, 2016	6.00:1.00
December 31, 2017	5.50:1.00
December 31, 2018	3.50:1.00
December 31, 2019 and all Fiscal Years thereafter	2.50:1.00

(f)Appendix A to the Credit Agreement is hereby deleted and replaced in its entirety by Appendix A set forth on Exhibit A hereto.

(g)Annex A to Exhibit C (Compliance Certificate) of the Credit Agreement is hereby deleted and replaced in its entirety by the Annex A set forth on Exhibit B hereto.

3.Representations and Warranties.  Each Credit Party hereby represents and warrants to Administrative Agent and Lender that as of the date hereof, both before and after giving effect to this Amendment and the matters contemplated thereby (it being understood, for the sake of clarity, any breach of these representations and warranties shall be an Event of Default under the Credit Agreement):

(a)

The execution, delivery and performance of this Amendment has been duly authorized by all requisite action on the part of Parent Borrower and each of the Guarantors and constitutes the legal, valid and binding obligations of each of Parent Borrower and the Guarantors, enforceable in accordance with its terms;

(b)

No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by Parent Borrower or the Guarantors of this Amendment or any other documents executed in connection with this amendment, as amended hereby;

(c)	No Default or Event of Default has occurred and is continuing or would arise as a result of the transactions contemplated by this Amendment;
(d)

The representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Credit Documents, as amended to date, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date);

(e)	Immediately prior to and immediately after the consummation of the transactions contemplated under this Amendment on the date hereof, each Credit Party is and will be Solvent; and
(f)

The proceeds for the Incremental Tranche A Term Loan shall be applied by Parent Borrower promptly following the Amendment Effective Date to repay the Subordinated Indebtedness under the Existing Seller Notes. No portion of the proceeds of the Incremental Tranche A Term Loan shall be used in any manner that causes or might cause such Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any regulation thereof.

4.Conditions Precedent to Effectiveness.  The effectiveness of Section 2 of this Amendment is subject to the prior or concurrent consummation of each of the following conditions (or waiver), as determined by the Administrative Agent and Lender in their sole discretion:

(a)The Administrative Agent shall have received a copy of this Amendment duly executed by the Credit Parties;

(b)The Administrative Agent shall have received resolutions of the Board of Directors of Parent Borrower approving and authorizing the execution, delivery and performance of this Amendment, certified as of the First Amendment Effective Date by Parent Borrower’s secretary or an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment;

(c)The Administrative Agent and Lender shall have received from Parent Borrower, a Tranche A Term Loan Note to evidence the Lender’s Incremental Tranche A Term Loan Commitment;

(d)The Administrative Agent shall have received from Parent Borrower the costs and expenses due and payable pursuant to Section 5 hereof;

(e)No Default or Event of Default shall have occurred and be continuing; and

(f)The representations and warranties of Parent Borrower and each of the Guarantors contained in Section 3 of this Amendment are true and correct.

5.Costs and Expenses.  Pursuant to Section 10.2 of the Credit Agreement, Parent Borrower shall pay on the First Amendment Effective Date, the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation of this Amendment.

6.Reaffirmation and Confirmation.  The Credit Parties hereby acknowledge that notwithstanding the terms of this Amendment or otherwise, the terms of this Amendment shall not constitute a course of dealing among the parties hereto. Each of Parent Borrower and the Guarantors hereby (i) acknowledges and agrees that the Incremental Tranche A Term Loan are Term Loans and that all of its obligations under the Credit Agreement and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) the guaranties made by it pursuant to the Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by Parent Borrower and each of the Guarantors contained in the Pledge and Security Agreement and any other Collateral Document shall remain, in full force and effect after giving effect to the Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by Parent Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Incremental Tranche A Term Loan in accordance with the Credit Agreement.

7.Effect on Credit Documents.  Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Credit Document, or a waiver of any terms or provisions thereof, and the Credit Agreement and the other Credit Documents shall remain unchanged (except as amended hereby) and shall continue in full force and effect. Parent Borrower and each of the Guarantors acknowledges and agrees that, on and after the First Amendment Effective Date, this Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. On and after the First Amendment Effective Date, each reference in the

Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle Parent Borrower nor the Guarantors to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended, or any other Credit Document in similar or different circumstances.

8.Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

9.Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

10.Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

11.Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

12.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and any assignment in contravention of the foregoing shall be absolutely void.

13.Construction.  The Administrative Agent and Parent Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Amendment with its legal counsel and that the Amendment shall be construed as if jointly drafted by the Administrative Agent and Parent Borrower.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the undersigned as of the date set forth above.

RLJ ENTERTAINMENT, INC., as Parent Borrower

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Chief Executive Officer

Signature Page to First Amendment to Credit and Guaranty Agreement

GUARANTORS:

RLJ ACQUISITION, INC., as Guarantor Subsidiary

By: /s/ NAZIR ROSTOM
Name:  Nazir Rostom
Title:  Secretary and Treasurer

IMAGE ENTERTAINMENT, INC., as Guarantor Subsidiary

By: /s/ NAZIR ROSTOM
Name:  Nazir Rostom
Title:  Secretary and Treasurer

IMAGE/MADACY HOME ENTERTAINMENT LLC, as Guarantor Subsidiary

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Manager

ACORN MEDIA GROUP, INC., as Guarantor Subsidiary

By: /s/ NAZIR ROSTOM
Name:  Nazir Rostom
Title:  Secretary and Treasurer

RLJ ENTERTAINMENT HOLDINGS LTD, as Guarantor Subsidiary

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Director

Signature Page to First Amendment to Credit and Guaranty Agreement

RLJ ENTERTAINMENT LTD, as Guarantor Subsidiary

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Director

RLJE INTERNATIONAL LTD., as Guarantor Subsidiary

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Director

ACORN MEDIA ENTERPRISES LIMITED, as Guarantor Subsidiary

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Director

RLJ ENTERTAINMENT AUSTRALIA PTY LTD, as Guarantor Subsidiary

By: /s/ MIGUEL PENELLA
Name:  Miguel Penella
Title:  Director

Signature Page to First Amendment to Credit and Guaranty Agreement

DIGITAL ENTERTAINMENT HOLDINGS LLC, as Administrative Agent

By:  /s/ SEAN S. SULLIVAN

Name:  Sean S. Sullivan

Title:  Executive Vice President and Chief Financial Officer

DIGITAL ENTERTAINMENT HOLDINGS LLC, as Lender

By:  /s/ SEAN S. SULLIVAN

Name:  Sean S. Sullivan

Title:  Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit and Guaranty Agreement

Exhibit A

Appendix A to Credit Agreement

See attached.

APPENDIX A
TO CREDIT AND GUARANTY AGREEMENT

Tranche A Term Loan Commitments

Lender	Tranche A Term Loan Commitments	Pro Rata Share[1]
Digital Entertainment Holdings LLC	$5,000,000	100%
TOTAL	$5,000,000	100%

Incremental Tranche A Term Loan Commitments

Lender	Incremental Tranche A Term Loan Commitments	Pro Rata Share[1]
Digital Entertainment Holdings LLC	$8,000,000	100%
TOTAL	$8,000,000	100%

[1] Rounded to the nearest hundredth of a percent.

Exhibit B

Annex A to Compliance Certificate

See attached.

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER][YEAR] ENDING [mm/dd/yy].

1.Consolidated Adjusted EBITDA: (i)–(ii) =$[___,___,___]

(i)	the sum, without duplication, of the amounts for such period of
(a)	Consolidated Net Income (excluding the net income for such period of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting):$[___,___,___]
(b)	Consolidated Interest Expense:$[___,___,___]
(c)	provisions for taxes based on income:$[___,___,___]
(d)	total depreciation expense:$[___,___,___]
(e)	total amortization expense (excluding content amortization net of step up amortization in connection with fair value purchase accounting):$[___,___,___]
(f)

other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period):$[___,___,___]

(g)

with respect to any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting the greater of (x) the amount of dividends or distributions or other payments that are actually paid in cash by such Person to a Credit Party in respect of such period and (y) an amount equal to the proportion of those items described in clause (x) above relating to such person corresponding to a Credit Party’s proportionate share of such Person’s Consolidated Net Income for such period, to the extent not included in calculating Consolidated Net Income:$[___,___,___]

(h)	other items consented to by the Agent in writing in its sole discretion[2]:$[___,___,___]

The amount of the sum determined by this sub-clause (i) shall be exclusive of, with respect to periods prior to a UK Production Entity Inclusion Date, any amounts in subclauses (i)(a) through (i)(f) with respect to the relevant UK Production Entity Group.

(ii)	the sum, without duplication, of the amounts for such period of
(a)

other non-Cash items increasing Consolidated Net Income (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period):$[___,___,___]

(b)	other income:$[___,___,___]

2.Consolidated Fixed Charges: (i) + (ii) + (iii) =$[___,___,___]

(i)	Consolidated Cash Interest Expense:$[___,___,___]
(ii)	scheduled payments of principal on Consolidated Total Debt:$[___,___,___]
(iii)	Provisions for current taxes based on income of Credit Parties and payable in cash:[3]$[___,___,___]

3.Consolidated Interest Expense: (i)-(ii) =$[___,___,___]

(i)

total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Credit Parties on a consolidated basis with respect to all outstanding Consolidated Total Debt (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances, to the extent paid or required to be paid in cash for the relevant period):$[___,___,___]

(ii)	any amounts not payable in Cash:$[___,___,___]

4.Consolidated Net Income: (i)-(ii) =$[___,___,___]

[1]

With respect to the calculation of Consolidated Adjusted EBITDA for the Fiscal Year ending December 31, 2016, the Agent has approved the following items as such have been disclosed to Agent prior to the Closing Date in the financial model submitted to Agent by Borrower on July 21, 2016: (i) quality of earnings adjustments, including the effect of discontinued operations and foreign exchange and (ii) extraordinary, unusual or non-recurring expenses, losses and charges.

[2]

For the Fiscal Year ending December 31, 2019, the calculation of Consolidated Fixed Charges will exclude the interest and principal owed under the Tranche A Term Loan as of the Closing Date and 50% of the principal and interest owed under the Incremental Tranche A Term Loan.

(i)	the net income (or loss) of Credit Parties on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:$[___,___,___]
(ii) the sum of:

(a)the income (or loss) of any Person (other than a Subsidiary of Parent Borrower) in which any other Person (other than Parent Borrower or any of its Subsidiaries) has a joint interest (except to the extent distributed in cash to a Credit Party):$[___,___,___]

(b)

the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with any Credit Party or that Person’s assets are acquired by a Credit Party:$[___,___,___]

(c)

the income of any Subsidiary of Parent Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:$[___,___,___]

(d)	any after tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan (subject to the approval of the Administrative Agent):$[___,___,___]
(e)

to the extent not included in clauses (ii)(a) through (d) above, any net extraordinary gains or net extraordinary losses (subject to the approval of the Administrative Agent and the Requisite Lenders):$[___,___,___]

5.Consolidated Senior Secured Debt:$[___,___,___]

6.Consolidated Total Debt:$[___,___,___]

7.Fixed Charge Coverage Ratio: (i)/(ii) =$[___,___,___]

(i)	Consolidated Adjusted EBITDA for the [four consecutive Fiscal Quarter period][Fiscal Year] then ended:$[___,___,___]
(ii)	Consolidated Fixed Charges for such [four consecutive Fiscal Quarter period][Fiscal Year] then ended:$[___,___,___]

Actual:_.__:1.00

[Required:_.__:1.00]4

8.Senior Leverage Ratio: (i)/(ii) =$[___,___,___]

(i)	Consolidated Senior Secured Debt as of such date:$[___,___,___]
(ii)	Consolidated Adjusted EBITDA for the [four consecutive Fiscal Quarter period][Fiscal Year] then ended:$[___,___,___]

Actual:_.__:1.00

[Required:_.__:1.00]5

9.Total Leverage Ratio: (i)/(ii) =$[___,___,___]

(i)	Consolidated Total Debt as of such date:$[___,___,___]
(ii)	Consolidated Adjusted EBITDA for the [four consecutive Fiscal Quarter period] [Fiscal Year] then ended:$[___,___,___]

Actual:_.__:1.00

[Required:     _.__:1.00]6

[3]

To be included when financial statements are delivered pursuant to Section 5.1(b).  The Fixed Charge Coverage Ratio cannot be less than 1.00:1.00 for the Fiscal Years ending December 31, 2016 and December 31, 2017.  For the Fiscal Year ending December 31, 2018 and thereafter, the Fixed Charge Coverage Ratio cannot be less than 2.00:1.00.

[4]

To be included when financial statements are delivered pursuant to Section 5.1(b). The Senior Leverage Ratio cannot exceed the following ratios: for Fiscal Year December 31, 2016, 6.00:1.00; for Fiscal Year December 31, 2017, 5.50:1.00; for Fiscal Year December 31, 2018, 3.50:1.00; for Fiscal Year December 31, 2019 and thereafter, 2.50:1.00.

[5]

To be included when financial statements are delivered pursuant to Section 5.1(b).  The Total Leverage Ratio cannot exceed the following ratios: for Fiscal Year December 31, 2016, 6.75:1.00; for Fiscal Year December 31, 2017, 6.00:1.00; for Fiscal Year December 31, 2018, 5.00:1.00; for Fiscal Year December 31, 2019 and thereafter, 4.00:1.00.